SECURITIES AND EXCHANGE COMMISSION

                  Washington, D.C.  20549

                         FORM 8-K

                      CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934

                    ___________________



    Date of Report (Date of earliest event reported) September 10, 2001
                         BICO, INC.
  (Exact name of registrant as specified in its charter)


 Pennsylvania                      0-10822                     25-1229323
(State of other jurisdiction  (Commission File Number)       (IRS Employer
  of incorporation)                                       Identification No.)


      2275 Swallow Hill Road, Bldg. 2500, Pittsburgh, Pennsylvania 15220
     (Address of principal executive offices)                  (Zip Code)


 Registrant's telephone number, including area code (412)429-0673



     ______________________________________________________
   (Former name or former address, if changes since last report.)



Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
          Biocontrol Technology, Inc., a division of BICO,
          Inc., has received an assistance agreement worth
          $1.5 million from the U.S. Army Medical Research
          Acquisition Activity in Fort Detrick, MD. This one year agreement will allow Biocontrol to work on the development of prototype devices for continued laboratory research of the process of quickly cooling a body to a state of suspended animation to provide an increased time frame for patients to be transported to a hospital, MASH unit or other emergency care center.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7.   Financial Statement, Pro Forma Financial
          Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired
               - Not Applicable.
          (b)  Pro Forma Financial Information
               - Not Applicable.
          (c)  Exhibits - Press Release.

                        SIGNATURES

     Pursuant to the requirement of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BICO, INC.

                                   by /s/ Fred E. Cooper, CEO
                                          Fred E. Cooper, CEO
DATED:  September 10, 2001




   BIOCONTROL GETS $1.5 MILLION AGREEMENT FROM U.S. ARMY

Indiana, PA - September 10, 2001 - We have all heard the stories of people who have fallen through the ice or apparently drown in icy waters only to be resuscitated with little or no adverse effects.

     Now, that cooling process called hypothermia may become a tool to be used by medical personnel.

     Biocontrol Technology, Inc., located in Indiana, PA, a division of Pittsburgh-based BICO, Inc. (OTCBB:BIKO), has received an assistance agreement from the U.S. Army Medical
Research Acquisition Activity in Fort Detrick, MD to develop the hardware for cooling the body.

     Dr. Peter Safar of the Safar Center for Resuscitation at the University of Pittsburgh is conducting research on this phenomenon. The process of quickly cooling the body to a state of suspended animation is believed to provide an increased time frame for patients to be transported to a hospital, MASH unit or other emergency care center.
Research at the Safar Center suggests that the early and rapid induction of mild hypothermia in patients after having suffered cardiac arrest, brain trauma, or patients in shock can increase the chance of survival without brain damage.

     Rapid introduction of profound hypothermia can extend the period for resuscitation to an hour or longer in patients who have not been able to be resuscitated by a standard form of care.

     The device that would induce emergency hypothermia has not yet been developed. This one-year agreement, which is worth over $1.5 million, will allow Biocontrol to develop the required prototype devices for continued laboratory research. Biocontrol and the Safar Center will then refine the devices for clinical trials. This award covers the first year of a proposed three-year program.

     Dr. Safar, founder of the Center for Resuscitation
Research in Pittsburgh, and his research team have been working on resuscitation methods for many years. He successfully co-developed and introduced cardiopulmonary cerebral resuscitation (CPCR) methods for reviving victims of trauma or cardiac arrest starting in the 1950s. He has conducted several clinical studies in humans and animals.


     Biocontrol Technology has had previous success in temperature altering technology used in medical care. The
Indiana, PA firm makes the ThermoChem HT-1000 system for its sister company, ViaCirq, Inc. The ThermoChem device utilizes hyperthermia, or heating of the body, in the treatment of some forms of cancer. The device recently received approval by the FDA to be marketed in the U.S. and thus far is being used in hospitals like the Wake Forest
University Baptist Medical Center and Zale Lipshy
University Hospital, a private referral hospital for the University of Texas Southwestern Medical Center at Dallas.

     BICO, Inc. has its corporate offices in Pittsburgh and
is   involved   in  the  development  and  manufacture   of
biomedical devices and environmental solutions.

FOR FURTHER INFORMATION, CONTACT:
Investors                     Media
Diane McQuaide                Susan Taylor
1.412.429.0673 phone          1.412.429.0673 phone
1.412.279.9690 fax            1.412.279.5041 fax
INVESTOR    RELATIONS   NEWSLINE   NUMBER:   1.800.357.6204
www.bico.com  www.biocontrol-tech.com